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HERBEIN + COMPANY INC.




                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the reference to our firm under the captions "Experts" and "Selected Historical and Pro Forma Combined Financial Data" in the Form S-1 Registration Statement of Pegasus Communications Corporation filed with the Securities and Exchange Commission relating to the registration of the Warrant Shares of Class A Common Stock, and to the inclusion therein of our reports dated March 4, 1994 with respect to the 1993 combined financial statements and financial statement schedule of Pegasus Communications Corporation.






/s/ HERBEIN + COMPANY, INC.
------------------------------
HERBEIN + COMPANY, INC.




Reading, Pennsylvania
January 23, 1997